Exhibit 99.1

NII HOLDINGS ANNOUNCES THIRD QUARTER 2011 RESULTS

•	Net subscriber additions of 433,000

•	Consolidated operating revenues of $1.75 billion

•	Consolidated operating income before depreciation and amortization (OIBDA) of $381 million

•	Consolidated operating income of $212 million and consolidated net loss of $3 million

Reston, Va.—October 27, 2011—NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2011. During the quarter, the company added 433,000 net subscribers to its network, bringing its ending subscriber base to more than 10.2 million, a 19 percent increase compared to the subscriber base on September 30, 2010. Financial results for the quarter included consolidated operating revenues of $1.75 billion, a 21 percent increase compared to the third quarter of 2010, and consolidated OIBDA of $381 million, a 5 percent increase compared to the same period last year. For the third quarter of 2011, the company generated consolidated operating income of $212 million and consolidated net loss of $3 million, or $0.02 per basic share.

The company continues to invest in the deployment of its new third generation networks and in additional capacity of its current networks. Consolidated third quarter 2011 capital expenditures were $336 million, of which approximately $165 million was invested in the company’s third generation networks.

“Our consolidated operating results during the quarter included improved subscriber growth, driven by a significant improvement in net subscriber additions in Mexico,” said Steve Dussek, NII Holdings’ chief executive officer. “We successfully launched our Push-to-Talk (PTT) service on our W-CDMA platform in Peru last month, and we continue to make progress on our 3G network deployments in Brazil, Mexico and Chile. We also recently launched a new brand identity as we build on the strength of the Nextel brand, which is recognized by customers as the premium wireless brand across our markets. We believe that the ongoing evolution of our business driven by the launch of our 3G networks and exemplified by our new brand identity will position us to continue to deliver differentiated products and services and the best experience to a broader range of high value customers.”

NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $49 for the third quarter of 2011, up nearly $2 when compared to the same period last year, driven primarily by year-over-year improvements in average currency exchange rates. The company also reported churn of 1.78 percent for the third quarter, up 14 basis points from the level reported for the same period last year resulting primarily from higher churn levels in Brazil. Consolidated cost per gross add (CPGA) was $335 for the third quarter, a $68 increase compared to the third quarter of 2010, resulting from a combination of promotional offers launched during the quarter to stimulate additional subscriber growth and the impact of stronger year-over-year currency exchange rates.

The company ended the quarter with $4.1 billion in total long-term debt and $2.6 billion in consolidated cash and investments, resulting in $1.5 billion of net debt at the end of the quarter.

“Our focus on the operating metrics of our business enabled us to generate solid results during the period, with a 19 percent increase in our ending subscriber base and a 21 percent increase in revenues over the same period last year,” said Gokul Hemmady, NII’s executive vice president and chief financial officer. “Our results for the period were affected by depreciating local currency values relative to the dollar late in the quarter, at a time when we also incurred an increase in operating expenses relating to the deployment of our 3G networks and a more intense competitive environment in Brazil. While we expect these conditions and lower currency exchange rates to continue to impact our results for the remainder of the year, we will remain focused on delivering against our operating and financial metrics as we move forward with the deployment of our 3G networks and the related evolution of our business.”

2011 Guidance

NII Holdings is adjusting its previously announced 2011 guidance for net subscriber additions, revenues and OIBDA to reflect its current assessment of the impact of lower average currency exchange rates and of a more competitive operating environment. For 2011, the company currently expects to generate approximately:

•	1.6 million net subscriber additions;

•	$6.8 billion dollars in consolidated revenues; and

•	$1.6 billion in consolidated OIBDA*.

*	The company’s OIBDA guidance includes the impact of an estimated $60 million of non-cash equity compensation expense.

The company is not adjusting its previous guidance for consolidated capital expenditures for 2011, although it expects that its capital expenditures for the year will be below the $1.7 billion level announced in its previous guidance.

The company’s updated 2011 outlook is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the remainder of the year. In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the company uses and information about how to access the conference call discussing NII’s third quarter 2011 results, visit the investor relations link at www.nii.com

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communications for business customers in Latin America. NII Holdings has operations in Brazil, Mexico, Argentina, Peru and Chile, offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio feature. NII Holdings, a Fortune 500 and Barron’s 500 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ-100 Index. Visit the company’s website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

The company’s third quarter earnings conference call is available via webcast, online at www.nii.com on the Investor Relations page.

Visit NII Holding’s news room for breaking news and to access our markets’ news centers: nii.com/newsroom.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2011. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described from in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.

1875 Explorer Street, Suite 1000

Reston, VA. 20190

(703) 390-5100

www.nii.com

Investor Relations: Tim Perrott

(703) 390-5113

tim.perrott@nii.com

Media Relations: Claudia Restrepo

(786) 251-7020

claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(in millions, except per share amounts, and unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$4,883.9	$3,857.7	$1,667.2	$1,359.4
Digital handset and accessory revenues	240.1	223.5	83.8	86.7

	5,124.0	4,081.2	1,751.0	1,446.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	1,356.1	1,090.7	462.4	394.8
Cost of digital handset and accessory sales	646.8	541.7	225.1	186.8
Selling, general and administrative	1,835.7	1,397.0	682.1	502.3
Depreciation	467.5	380.0	158.9	132.2
Amortization	29.5	23.6	10.1	7.5

	4,335.6	3,433.0	1,538.6	1,223.6

Operating income	788.4	648.2	212.4	222.5

Other income (expense)
Interest expense	(270.5)	(262.5)	(93.6)	(83.5)
Interest income	25.0	23.8	9.2	9.9
Foreign currency transaction (losses) gains, net	(39.8)	27.4	(63.9)	28.4
Other expense, net	(16.8)	(11.4)	(8.4)	(3.5)

	(302.1)	(222.7)	(156.7)	(48.7)

Income before income tax provision	486.3	425.5	55.7	173.8
Income tax provision	(278.8)	(183.0)	(58.6)	(55.3)

Net income (loss)	$207.5	$242.5	$(2.9)	$118.5

Net income (loss) per common share, basic	$1.22	$1.45	$(0.02)	$0.70

Net income (loss) per common share, diluted	$1.20	$1.42	$(0.02)	$0.68

Weighted average number of common shares outstanding, basic	170.4	167.8	171.1	168.6

Weighted average number of common shares outstanding, diluted	172.9	176.9	171.1	175.3

CONSOLIDATED BALANCE SHEET DATA

(in millions)

	September 30, 2011	December 31, 2010

	(unaudited)
Cash and cash equivalents	$2,230.0	$1,767.5
Short-term investments	406.5	537.5
Accounts receivable, less allowance for doubtful accounts of $62.4 and $41.3	834.9	788.0
Property, plant and equipment, net	3,103.5	2,960.0
Intangible assets, net	1,205.0	433.2
Total assets	9,337.7	8,190.7
Long-term debt, including current portion	4,455.6	3,265.4
Total liabilities	6,115.0	4,871.1
Stockholders’ equity	3,222.7	3,319.6

NII HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS AND METRICS

FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(UNAUDITED)

NII Holdings, Inc.

(subscribers in thousands)

	Three Months Ended September 30,
	2011	2010
Total digital subscribers (as of September 30)	10,245.4	8,591.4
Net subscriber additions	433.3	435.8
Churn (%)	1.78%	1.64%

Average monthly revenue per handset/unit in service (ARPU) (1)	$49	$47

Cost per gross add (CPGA) (1)	$335	$267

Nextel Brazil

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$2,518.6	$1,766.5	$871.1	$650.0
Digital handset and accessory revenues	110.9	97.4	38.7	39.5

	2,629.5	1,863.9	909.8	689.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	775.0	606.1	267.6	215.4
Cost of digital handset and accessory sales	191.5	132.3	62.7	46.2
Selling, general and administrative	834.2	560.4	329.1	213.2

Segment earnings	828.8	565.1	250.4	214.7
Management fee and other	30.0	24.9	9.7	8.3
Depreciation and amortization	240.7	181.4	82.0	64.9

Operating income	$558.1	$358.8	$158.7	$141.5

Total digital subscribers (as of September 30)			3,923.1	3,112.6
Net subscriber additions			209.5	245.4
Churn (%)			1.64%	1.36%

ARPU (1)			$67	$63

CPGA (1)			$333	$220

Nextel Mexico

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$1,667.1	$1,494.0	$553.9	$503.3
Digital handset and accessory revenues	65.4	69.7	23.3	26.8

	1,732.5	1,563.7	577.2	530.1

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	338.4	269.9	110.5	108.0
Cost of digital handset and accessory sales	331.5	303.9	120.7	103.0
Selling, general and administrative	472.1	417.9	159.1	136.3

Segment earnings	590.5	572.0	186.9	182.8
Management fee and other	101.9	78.8	39.2	31.4
Depreciation and amortization	152.8	142.2	51.0	46.8

Operating income	$335.8	$351.0	$96.7	$104.6

Total digital subscribers (as of September 30)			3,623.4	3,271.9
Net subscriber additions			120.1	87.1
Churn (%)			1.76%	1.79%

ARPU (1)			$46	$45

CPGA (1)			$396	$385

Nextel Argentina

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$439.6	$376.6	$153.3	$128.9
Digital handset and accessory revenues	39.1	34.3	13.8	13.1

	478.7	410.9	167.1	142.0
Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	138.7	131.6	47.1	44.0
Cost of digital handset and accessory sales	65.0	56.6	23.9	20.4
Selling, general and administrative	147.8	115.7	55.2	39.2

Segment earnings	127.2	107.0	40.9	38.4
Management fee and other	17.4	14.6	7.2	7.1
Depreciation and amortization	31.7	29.5	10.7	10.0

Operating income	$78.1	$62.9	$23.0	$21.3

Total digital subscribers (as of September 30)			1,254.1	1,117.4
Net subscriber additions			35.5	34.3
Churn (%)			1.61%	1.58%

ARPU (1)			$36	$34

CPGA (1)			$289	$213

Nextel Peru

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Operating revenues
Service and other revenues	$239.5	$206.2	$82.3	$71.7
Digital handset and accessory revenues	24.6	22.0	8.0	7.3

	264.1	228.2	90.3	79.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	80.2	74.5	27.8	24.4
Cost of digital handset and accessory sales	55.4	45.0	16.9	15.2
Selling, general and administrative	102.1	88.1	34.2	29.0

Segment earnings	26.4	20.6	11.4	10.4
Management fee and other	23.0	14.1	11.0	5.8
Depreciation and amortization	46.5	38.3	15.9	13.6

Operating loss	$(43.1)	$(31.8)	$(15.5)	$(9.0)

Total digital subscribers (as of September 30)			1,372.3	1,028.8
Net subscriber additions			66.4	62.9
Churn (%)			2.36%	2.06%

ARPU (1)			$19	$22

CPGA (1)			$138	$150

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2011 and 2010” included in this release.

NON-GAAP RECONCILIATIONS

FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(UNAUDITED)

Operating Income Before Depreciation and Amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended September 30,
	2011	2010
Consolidated operating income	$212.4	$222.5
Consolidated depreciation	158.9	132.2
Consolidated amortization	10.1	7.5

Consolidated operating income before depreciation and amortization	$381.4	$362.2

	Original Guidance Estimate* Year Ending December 31, 2011	Revised Guidance Estimate* Year Ending December 31, 2011	Final Guidance Estimate* Year Ending December 31, 2011

Consolidated operating income	$1,350.0	$1,100.0	$950.0
Consolidated depreciation	240.0	620.0	620.0
Consolidated amortization	10.0	30.0	30.0

Consolidated operating income before depreciation and amortization	$1,600.0	$1,750.0	$1,600.0

*	The Company’s guidance estimate for OIBDA for the year ending December 31, 2011 includes the impact of approximately $60 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company’s outlook and objectives for 2011, including its guidance estimate for OIBDA for the year ended December 31, 2011, is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)

Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended September 30,
	2011	2010
Consolidated service and other revenues	$1,667.2	$1,359.4
Less: consolidated analog and other revenues	(201.8)	(172.2)

Total consolidated subscriber revenues	$1,465.4	$1,187.2

ARPU calculated with subscriber revenues	$49	$47

ARPU calculated with service and other revenues	$56	$54

Nextel Brazil

	Three Months Ended September 30,
	2011	2010
Service and other revenues	$871.1	$650.0
Less: analog and other revenues	(104.8)	(85.4)

Total subscriber revenues	$766.3	$564.6

ARPU calculated with subscriber revenues	$67	$63

ARPU calculated with service and other revenues	$76	$72

Nextel Mexico

	Three Months Ended September 30,
	2011	2010
Service and other revenues	$553.9	$503.3
Less: analog and other revenues	(64.1)	(62.1)

Total subscriber revenues	$489.8	$441.2

ARPU calculated with subscriber revenues	$46	$45

ARPU calculated with service and other revenues	$52	$52

Nextel Argentina

	Three Months Ended September 30,
	2011	2010
Service and other revenues	$153.3	$128.9
Less: analog and other revenues	(21.5)	(18.2)

Total subscriber revenues	$131.8	$110.7

ARPU calculated with subscriber revenues	$36	$34

ARPU calculated with service and other revenues	$41	$39

Nextel Peru

	Three Months Ended September 30,
	2011	2010
Service and other revenues	$82.3	$71.7
Less: analog and other revenues	(6.3)	(5.8)

Total subscriber revenues	$76.0	$65.9

ARPU calculated with subscriber revenues	$19	$22

ARPU calculated with service and other revenues	$22	$24

Cost per Gross Add (CPGA)

Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended September 30,
	2011	2010
Consolidated digital handset and accessory revenues	$83.8	$86.7
Less: consolidated uninsured replacement revenues	(6.2)	(5.1)

Consolidated digital handset and accessory revenues, net	77.6	81.6
Less: consolidated cost of handset and accessory sales	225.0	186.6

Consolidated handset subsidy costs	147.4	105.0
Consolidated selling and marketing	245.2	169.3

Costs per statement of operations	392.6	274.3
Less: consolidated costs unrelated to initial customer acquisition	(68.1)	(47.7)

Customer acquisition costs	$324.5	$226.6

Cost per Gross Add	$335	$267

Nextel Brazil

	Three Months Ended September 30,
	2011	2010
Digital handset and accessory revenues	$38.7	$39.5
Less: uninsured replacement revenues	(2.6)	(2.7)

Digital handset and accessory revenues, net	36.1	36.8
Less: cost of handset and accessory sales	62.7	46.2

Handset subsidy costs	26.6	9.4
Selling and marketing	116.4	72.4

Costs per statement of operations	143.0	81.8
Less: costs unrelated to initial customer acquisition	(10.8)	(1.1)

Customer acquisition costs	$132.2	$80.7

Cost per Gross Add	$333	$220

Nextel Mexico

	Three Months Ended September 30,
	2011	2010
Digital handset and accessory revenues	$23.3	$26.8
Less: uninsured replacement revenues	(3.5)	(2.4)

Digital handset and accessory revenues, net	19.8	24.4
Less: cost of handset and accessory sales	120.7	103.0

Handset subsidy costs	100.9	78.6
Selling and marketing	74.3	65.3

Costs per statement of operations	175.2	143.9
Less: costs unrelated to initial customer acquisition	(53.3)	(43.4)

Customer acquisition costs	$121.9	$100.5

Cost per Gross Add	$396	$385

Nextel Argentina

	Three Months Ended September 30,
	2011	2010
Digital handset and accessory revenues, net	$13.8	$13.1
Less: cost of handset and accessory sales	23.9	20.4

Handset subsidy costs	10.1	7.3
Selling and marketing	19.5	12.9

Costs per statement of operations	29.6	20.2
Less: costs unrelated to initial customer acquisition	(2.2)	(1.9)

Customer acquisition costs	$27.4	$18.3

Cost per Gross Add	$289	$213

Nextel Peru

	Three Months Ended September 30,
	2011	2010
Digital handset and accessory revenues, net	$8.0	$7.3
Less: cost of handset and accessory sales	16.9	15.2

Handset subsidy costs	8.9	7.9
Selling and marketing	15.1	12.1

Costs per statement of operations	24.0	20.0
Less: costs unrelated to initial customer acquisition	(1.6)	(1.2)

Customer acquisition costs	$22.4	$18.8

Cost per Gross Add	$138	$150

Net Debt

Net debt represents total long-term debt less cash, cash equivalents, short-term and long-term investments. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In the second quarter of 2010, we extended the permissible investment maturity dates for cash investments, which resulted in the classification of some of our cash investments as long-term investments. As a result, we now include long-term investments with the items subtracted from long-term debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2011 can be calculated as follows (in millions):

NII Holdings, Inc.

Total long-term debt	$3,220.1
Add: debt discounts	18.6
Add: principal amount of 3.125% convertible notes treated as current portion of long-term debt	888.3
Less: cash and cash equivalents	(2,230.0)
Less: short-term investments	(406.5)

Net debt	$1,490.5